EXHIBIT 5.1

One Silk Street

London EC2Y 8HQ

Telephone (44-20) 7456 2000

Facsimile (44-20) 7456 2222

Group 4 Fax (44-20) 7374 9318

DX Box Number 10 CDE

Direct Line 020 7456 2000

Direct Fax 020 7456 2222

The Directors

InterContinental Hotels Group PLC

67 Alma Road

Windsor

Berkshire

SL4 3HD

30 October 2003

InterContinental Hotels Group PLC (the “Issuer”)

Amendment No. 1 to Registration Statement on Form F-3 in respect of up to $1,000,000,000 in aggregate principal amount of debt securities (the “Securities”) which may be guaranteed by Six Continents PLC (the “Guarantor”)

1	This opinion is furnished to you in connection with the Amendment No. 1 to Registration Statement on Form F-3 (the “Registration Statement”) filed with the United States Securities and Exchange Commission on 30 October 2003. We have acted as English legal advisers to the Issuer and the Guarantor in connection with the registration of the Securities under the United States Securities Act of 1933, as amended (the “Securities Act”).

2	This opinion is limited to English law as applied by the English courts and is given on the basis that it will be governed by and construed in accordance with English law. In particular we express no opinion on matters of United States federal or state laws or the laws of any other jurisdiction.

3	For the purpose of this opinion we have examined the documents listed and, where appropriate, defined in the Schedule to this letter. We believe such documents to be those necessary for us to review for the purpose of giving this opinion.

4	We have assumed that:

4.1	all relevant documents are within the capacity and powers of, and have been validly authorised by, each of the respective parties thereto other than the Issuer and the Guarantor and (in the case of each party) those documents have been or will be validly executed and delivered by the relevant party;

4.2	each of the documents which are the subject of this opinion is valid and binding on each party under the law to which it is expressed to be subject where that is not English law and that words and phrases used in those documents have the same meaning and effect as they would if those documents were governed by English law;

4.3	all documents furnished to us as copies are genuine, authentic and complete and conform to the original documents of which they are copies and the relevant documents have been executed in the forms reviewed by us and, where relevant, the Securities will be completed, authenticated and issued as provided in the Indenture;

A list of the names of the partners and their professional qualifications is open to inspection at the above office. The partners are solicitors, registered foreign lawyers or registered European lawyers. The firm is regulated by the Law Society.

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4.4	the Minutes are a true and complete record of the proceedings described therein and the resolutions set out in the Minutes remain in full force and effect without modification;

4.5	the terms of any series of Securities will not be inconsistent with the provisions of the Indenture and there will be no provision in any supplement to the prospectus dated 30 October 2003 (the “Prospectus”) included in the Registration Statement or any other document which would affect the content of this opinion;

4.6	each issue of Securities will be duly authorised by the Issuer and, where applicable, the Guarantor; and

4.7	insofar as this opinion relates to the obligations of the Guarantor under the Indenture, it is given on the assumption that the guarantee of the Guarantor under the Indenture will be given in good faith and for the purpose of carrying on its business and that, when it was given, there were reasonable grounds for believing that giving the guarantee would benefit the Guarantor.

5	In our opinion:

5.1	The Issuer is a public limited company duly incorporated in England and Wales under the Companies Acts 1985 and 1989.

5.2	The Issuer has corporate power to enter into and perform its obligations under the Indenture and to issue and perform its obligations under the Securities.

5.3	The Issuer has taken all necessary corporate action to authorise the execution, delivery and performance by it of the Indenture and the Securities and, provided that each Security is executed as provided in the relevant resolutions authorising the relevant issue of Securities and the Articles of Association of the Issuer, the Issuer will have duly executed the Securities.

5.4	The Guarantor is a company incorporated in England under the Companies Act 1948.

5.5	The Guarantor has corporate power to enter into and to perform its obligations under the Indenture and to issue and perform its obligations under the Securities.

5.6	The Guarantor has taken all necessary corporate action to authorise the execution, delivery and performance by it of the Indenture and the Securities and, provided that each Security is executed as provided in the relevant resolutions authorising the relevant issue of Securities and the Articles of Association of the Guarantor, the Guarantor will have duly executed the Securities.

5.7	Insofar as English law is concerned the obligations assumed by the Issuer and the Guarantor under the Indenture constitute valid and binding obligations of the Issuer and the Guarantor and the obligations to be assumed by the Issuer and the Guarantor under the Securities would constitute valid and binding obligations of the Issuer and the Guarantor.

6	The term “valid and binding” as used above should not be construed to mean that the obligations assumed by the relevant party will necessarily be enforced in all circumstances in accordance with their terms.

7	We express no opinion as to the compliance or otherwise with (i) the financial limitations on borrowings or covenants by the Issuer or the Guarantor contained in the Articles of Association of the Issuer or the Guarantor and (ii) the limitations on the maximum aggregate principal amount of Securities which may be issued by the Issuer as contemplated by the Registration Statement.

8	This opinion is given on the basis of English law in force, and as it affects the obligations under the Indenture and/or the Securities, as at the date of this opinion. This opinion is also given on the basis that we undertake no responsibility to notify you of any change in English law after the date of this opinion.

9	This opinion is addressed to you in connection with the filing of the Registration Statement. It is not to be transmitted to anyone else for any purpose or quoted or referred to in any public document or filed with anyone without our express consent, save that it may be relied upon by your United States counsel, Sullivan & Cromwell LLP for the purpose of their opinion dated the date hereof in connection with the Registration Statement.

10	We hereby consent to the filing of this opinion as an exhibit to and the reference to us made under the caption “Enforceability of Certain Civil Liabilities”, “Validity of Securities and Guarantees” and “United Kingdom Taxation” in the Registration Statement. In giving this consent we do not admit that we are within the category of persons whose consent is required within Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Yours faithfully

/s/ Linklaters

Linklaters

SCHEDULE

1	A copy of the Memorandum and Articles of Association of the Issuer.

2	A certified extract from the Minutes of a Meeting of the Board of Directors of the Issuer held on 17 June 2003 and 10 September 2003 and a copy of the Minutes of a Meeting of a Committee of the Board of Directors held on 11 August 2003 (the “Issuer Minutes”).

3	A copy of the Memorandum and Articles of Association of the Guarantor.

4	A copy of the minutes of a meeting of the Board of Directors of the Guarantor held on 11 August 2003 (together with the Issuer Minutes, the “Minutes”).

5	Registration Statement dated 30 October, 2003 including the form of Prospectus relating to the Securities.

6	Indenture in draft form (the “Indenture”) between the Issuer and JPMorgan Chase Bank as trustee relating to the Securities.